Exhibit 32.1

CERTIFICATION

Nelson J. Marchioli
President and Chief Executive Officer of Denny’s Corporation

and

F. Mark Wolfinger
Executive Vice President, Growth Initiatives, Chief Administrative Officer and Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Denny’s Corporation (the “Company”) on Form 10-Q for the period ended September 24, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Nelson J. Marchioli, President and Chief Executive Officer of the Company, and I, F. Mark Wolfinger, Executive Vice President, Growth Initiatives, Chief Administrative Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 28, 2008	By:	/s/ Nelson J. Marchioli
Nelson J. Marchioli
President and Chief Executive Officer

Date: October 28, 2008	By:	/s/ F. Mark Wolfinger
F. Mark Wolfinger
Executive Vice President, Growth Initiatives
Chief Administrative Officer and
Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Denny’s Corporation and will be retained by Denny’s Corporation and furnished to the Securities and Exchange Commission or its staff upon request.